Regency Resources Builds Leadership Team With Appointment of Senior Digital Media Professional to Board

Joe Q. Bretz to Assume Executive Role as Company President

LOS ANGELES, CA--(Marketwire -04/25/12)- Regency Resources, Inc. (RSRS.OB - News) ("Regency," the "Company" or "Digidev"), a development stage company aiming to offer an in-depth portfolio of content for Internet TV distribution, is pleased to announce the appointment of Joseph Q. Bretz to its Board of Directors and welcomes him to his new role as Company President.

Mr. Bretz is a technology and entertainment entrepreneur and producer offering singular expertise in the development of TV and Internet initiatives through his involvement in numerous projects over a 15 year career in the industry. His history of introducing new technologies came to prominence in 2002 with the revolutionary direct-to-hard-disc production of the California Music Awards' 25th Anniversary show, which effectively introduced an alternative and effective post-production methodology. Bretz has continued to draw upon his expertise and innovative approach through the development of TV and Internet initiatives including documentary and feature productions along with music and digital-media projects. Originally from Milwaukee, he relocated to the West Coast where he readily provided his services as a consultant for a number of tech companies. This opportunity saw the start of several key relationships and the development of a string of notable video productions which acted as a springboard effectively launching his career into a number of technology related initiatives. Bretz continues to forge new alliances and to collaborate with an A-list of tech company clients and celebrities. He is a member of the Academy for Recording Arts & Sciences and contributes to a number of charities, including the Snow Leopard Conservancy amongst others.

Martin W. Greenwald, CEO of Regency Resources and Digidev, is proud to welcome this vital addition to the team. "Joe rounds out the company leadership and is a crucial part of our strategic aims. He brings an extraordinary talent, insight and industry expertise to our growing Company. Joe will focus on managing our operational team of developers and programmers as we build-out and ramp up the launch of our groundbreaking technologies."

"I look forward to building out the platform here at Digidev," states Mr. Bretz. "It's an exciting time to be closely involved in the creation of what looks to be an all new entertainment medium and as we mature as a Company, we intend to focus on best-of-breed execution aimed at rapid entry into the marketplace including the generation of positive cash flow as quickly as possible. We are equally confident to state that our ambition is to work hard in order to see our Company move to a more senior public market exchange like AMEX or NASDAQ as quickly as we can."

In related news and as previously announced, subject to the close of the proposed merger between Regency Resources and Digitally Distributed Acquisition Corporation ("DDAC"), the company plans to move ahead under the operating trade name Digital Development Group ("Digidev") as management believes this name best exemplifies the future plans for the Company's efforts. As such, the Company plans to submit a request for a formal name change and new trading symbol pursuant to the close of merger.

Additional details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database. For more information, visit our website at: www.regencyresources.com.

About Regency Resources (RSRS.OB - News)
Regency Resources is a development stage company. Through a merger with Digitally Distributed Acquisition Corporation ("DDAC") the Company plans to move forward, post-merger, as Digidev Group and seeks to build a media business using proprietary technologies and close industry relationships to develop a broad-based and varied portfolio of content for Internet TV distribution. Regency's business model is to share revenues with the content owners and provide unique monetization methods. According to industry research by iDate this market sector is expected to grow tenfold from its current $400 million in revenues to $4 Billion in 2016. Visit us at www.regencyresources.com.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27(a) of the United States Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, reference to new technologies, software and sales methods as well as financial projections for the size of the internet TV market. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Brad Long
Oceanview IR Services, Inc.
Tel: 1-888-906-6427
investors@regencyresources.com
www.regencyresources.com